NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      To Be Held on May 5, 1997


                To the Shareholders of Capitol Transamerica Corporation (CTC):

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Capitol Transamerica Corporation (CTC) will be held at The Holiday Inn-Madison West, 1313 John Q. Hammons Drive, Middleton, WI, on Monday, May 5, 1997 with registration at 3:30 p.m. and the meeting at 4:00 p.m. central daylight time for the following purposes:

         1. To elect two directors for three year terms expiring in 2000, and to elect one director to fill the vacancy for a one year term expiring in 1998,

         2. To ratify the selection of Ernst & Young LLP, as the Company's independent auditors for 1997; and

         3. To transact such other business that may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States. You may revoke the proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may if you desire, withdraw your proxy at the registration desk and vote in person.

                                           By order of the Board of Directors,



                                           Virgiline M. Schulte
                                           Corporate Secretary
Madison, Wisconsin
April 4, 1997


      IMPORTANT: PLEASE PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE.
                      THE MEETING DATE IS MAY 5, 1997


                                  CAPITOL TRANSAMERICA CORPORATION
                       4610 University Avenue - Madison, Wisconsin 53705-0900


                    PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                     TO BE HELD MAY 5, 1997


                             SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors (the "Board") of Capitol Transamerica Corporation to be used at the Annual Meeting of Shareholders to be held on May 5, 1997 and any adjournments thereof. Shares of stock may be voted at the Annual Meeting only if the shareholder is repre-sented by proxy or is present in person. The proxy procedure is necessary in order to give all shareholders an opportunity to vote, because many of our shareholders will not be able to attend the Annual Meeting in person. The cost of soliciting proxies will be borne by the Company. When the proxy is prop-erly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon. If no choice is specified, the proxy will be voted at the meeting in accordance with the re-commendations of the Board as set forth herein. Any shareholder returning a proxy has the power to revoke it by written notice to the Secretary of the Corporation at any time before it is voted, by a later dated proxy, or by attending the meeting and personally voting. The Annual Report of the Company is being mailed to all shareholders herewith. The proxy materials were first mailed to all shareholders on or about April 4, 1997.

         Capitol Transamerica Corporation is the parent company of Capitol Indemnity Corporation, Capitol Specialty Insurance Corporation and Capitol Facilities Corporation, wholly owned subsidiary companies.

                           OUTSTANDING STOCK AND VOTING RIGHTS

         As of the close of business on March 14, 1997, there were outstand-ing and entitled to vote 11,244,897 shares of the Company's common stock. Shareholders of record on March 14, 1997 will be entitled to one vote for each share of common stock held. The Company has no other class of stock outstand-ing.

                               PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of March 14, 1997 with respect to each person or entity known by the Company to be the beneficial owner (as defined by the Securities and Exchange Commission) of more than 5% of the Company's Common Voting Stock:
                                                                Amount & Nature of               Percent
         Name & Address                                         Beneficial Ownership             of Class
         George A. Fait                                               2,092,966<F1>              17.61%
         3100 Lake Mendota Drive
         Madison, WI  53705

         Neumeier Investment Counsel                                  1,207,041<F2>              10.73%
         26435 Carmel Rancho Blvd.
         Carmel, CA   93923

         Robert E. Fait                                                 625,946<F3>               5.57%
         1399 Spring Valley Road
         Burlington, WI  53105

<F1>     Includes 244,620 shares of record and held in Trust for his children and grandchildren to which he denies beneficial ownership, 11,889 shares in a personal Keogh Retirement Plan, 21,857 shares in the Company's ESOP and 6,712 shares in a personal IRA. This total also includes 112,500 shares of stock issuable upon exercise of options granted and outstanding under Capitol Transamerica
         Corporation's Stock Option Plan which are not included in the percent of class calculation.

<F2>     Information obtained from Schedule 13G, dated February 19, 1997, filed with the Securities and
         Exchange Commission by Neumeier Investment Counsel, a California based company.  The Schedule 13G indicates that it has sole voting power over 590,166 shares and sole dispositive power over
         1,207,041 shares held.

<F3>     Information obtained from Schedule 13D, dated March 20, 1997, filed with the Securities and
         Exchange Commission by Robert L. Fait.  The Schedule 13D indicates that he has sole voting and dispositive power over 625,946 shares held.


                                  PROPOSAL 1. ELECTION OF DIRECTORS

         Mr. Robert W. Goodwin, whose term expires this year and who has been a director since 1982, is not eligible for re-election since he has reached the mandatory retirement age for outside directors. Mr. Richard E. Tipple, who has been a director since 1970 whose term would expire in 1998, has re-signed as a director effective May 4, 1997 since he has also reached the madatory retirement age for outside directors. Neither Mr. goodwin nor Mr. Tipple have any disagreements with the corporation.

         As permitted by Wisconsin law, the Board of Directors of the Company is divided into three classes, each class having a term of three years. Each year the term of office of one class expires. This year the terms of a class consisting of two directors expires and it is the intention of the Board that the shares represented by proxy, unless otherwise indicated thereon, will be voted for the re-election of Mr. George A. Fait and for the election of Mr. Kenneth P. Urso to hold office for a term of three years until the Annual Meeting of Shareholders in 2000. Mr. Larry Burcalow is a nominee to complete the unexpired term of Richard Tipple. There is no reason to believe that any of the nominees will be unable or unwilling to serve as directors if elected, but if a nominee should be unable or unwilling to serve, the shares repre-sented by management proxies will be voted for the election of such other person as the Board may recommend in place of such nominee.

         Information with respect to the nominees and other directors is set forth below:

                                                                                           Company's Common Stock
Name, Age, Principal Occupation                                    Original Date             Owned as of 3/14/96
and Public Directorships<F1>                                        of Election          Shares  Percent of Class<F2><F3>
Class of 2000
(Terms will expire in 2000)

George A. Fait, Age 70, Madison, WI;                             1965                   2,092,965            17.61%
Chairman of the Board and President of the Company;
Director, Bank One Wisconsin, N.A.

Kenneth P. Urso, Age 62, Madison, WI;                            1997                       8,500             0.08%
Owner, Urso & Associates
Director, First Business Bank.



Class of 1999
(Terms will expire in 1999)

Paul J. Breitnauer, Age 57, Sun Prairie, WI;                     1986                     142,162             1.22%
Vice President & Treasuer of the Company.

Reinhart H. Postweiler, Age 67, Madison, WI;                     1977                      32,805             0.27%
Retired, formerly with Flad Affiliated Corporation;
Director, Bank One Wisconsin, N.A.



Class of 1998
(Terms will expire in 1998)

Larry Burcalow, Age 55, Waunakee, WI;                           1997                      6,000             0.05%
Owner & President, Yahara Materials, Inc.;
Director, Bank One Wisconsin, N.A., Six-Mile Creek
Association and Wisconsin Aggregate Producers.

Michael J. Larson, Age 55, Madison, WI;                         1970                       6,567            0.04%
Retired, formerly with Bank One Wisconsin, N.A.;
Director, Bank One Wisconsin, N.A.


<F1>      All of the named Directors and Nominees are also directors of Capitol Indemnity Corporation, Capitol
          Specialty Insurance Corporation and Capitol Facilities Corporation, subsidiary companies. None of the above directors are related and there are no arrangements or understandings between directors since each is acting solely in their described capacity. There have been no known events during the past five years which are material to the evaluation of the ability or integrity of any director of the Company.

<F2>      Includes shares of stock issuable upon exercise of options granted and outstanding under Capitol
          Transamerica Corporation's Stock Option Plans: 112,500 shares for George A. Fait, 2,595 shares each for
          Michael J. Larson and Reinhart H. Postweiler and 4,593 shares for Paul J. Breitnauer which are not included in the percent of class calculation.

<F3>      Included in the percent of class calculations are 11,889 shares in a personal Keogh Retirement Plan,
          21,857 shares in the Company's ESOP and 6,712 shares in a personal IRA for George A. Fait and
          7,025 shares in the Company's ESOP and 9,982 shares in a personal IRA for Paul J. Breitnauer.

                          THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held four regular meetings during 1996. Each director attended 100% of the meetings of the Board.

         Responsibilities of the various committees of the Board were as follows:

         The Audit Committee is comprised of Messrs. Breitnauer, Larson and Postweiler. The members of the committee were responsible for assisting the Board in fulfilling its responsibilities in connection with Capitol Transamerica Corporation's accounting and financial reporting practices. The annual Audit Committee meeting was held on December 12, 1996.

         The Executive Committee is empowered by the By-Laws of the Company to act on behalf of the Company during intervals between meetings of the Board. The Executive Committee also functioned as the Executive Compensation Com-mittee, which established the criteria used to determine the annual compen-sation of the Chairman of the Board and all other officers of the Company.
The Committee consisted of Messrs. Fait, Larson, and Postweiler. The
Executive Committee held seven meetings during 1996.

         The Investment Committee is responsible for the investment of the Company's assets. The Committee consists of Messrs. Fait, Goodwin and Larson. The Investment Committee met four times during 1996 in conjunction with the regular Board of Directors meetings.

         The Nominating Committee makes recommendations to the Board regarding
nominees for election as directors.   The committee consisted of Messrs.
Tipple, Breitnauer, Fait and Postweiler. This Committee also considers nominees recommended by shareholders of the Company. Recommendations may be submitted in writing to the Corporate Secretary, at the Company's address.
The Committee held one meeting during 1996.

         The Sale & Acquisition Committee makes recommendations to the Board concerning any prospective offer to purchase the Company or subsidiaries and/or the possible acquisition of new companies or subsidiaries. The Com-mittee consisted of Messrs. Fait, Goodwin, Larson and Postweiler. The Sale and Acquisition Committee held four meetings during 1996 in conjunction with the regular Board of Directors meetings.

         The Stock Option Plan Committee was responsible for administering the Company's stock option plans. The Committee consisted of Messrs. Tipple, Fait, and Goodwin. The Stock Option Plan Committee held four meetings during 1996 in conjunction with the regular Board meetings.

                         COMPENSATION OF DIRECTORS

         During the 1996 fiscal year, Capitol Transamerica paid directors fees of $1,000 per meeting to each director of Capitol Transamerica Corpora-tion and its subsidiaries, except for directors who were also officers of the companies who received no cash compensation for attendance at meetings.
A committee fee of $300 is paid to outside directors when meetings are not held in conjunction with the regularly scheduled Board meetings. for fiscal year 1996 Capitol Transamerica paid a total of $19,900 in director's fees and each non-employee director received 300 unqualified stock options for serving on the respective boards.



                      REPORT ON EXECUTIVE COMPENSATION

          The following Summary Compensation Table includes individual compensation information on all Executive
Officers earning in excess of $100,000 in each of the last three fiscal years.  Such table includes all compensation for services rendered in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994 respectively.

                                                    SUMMARY COMPENSATION TABLE
                                              Annual Compensation                   Long-Term Compensation

                                                                              All Other          Options
Name/Title                           Year        Salary         Bonus      Compensation<F2> (# Awarded shares)<F4>
George A. Fait                       1996       $350,000        $623,040<F1>   $35,298          112,500
Chairman of the Board                1995       $294,965        $286,145<F1>    15,440           16,500
& President                          1994        $65,000        $285,145<F1>    15,097            -0-

Paul J. Breitnauer                   1996       $100,723          $-0-         $13,156            1,500
Vice President &                     1995        $99,805           1,000         8,122            4,950
Treasurer                            1994        $98,230           -0-           6,404            -0-

<F1>      Mr. Fait's bonus for the years 1996, 1995 and 1994 was calculated on the financial results of the prior year and paid in the first quarter. The bonus calculation for 1996 and 1995 was based on 5% of the excess of gross profits after a 10% return on beginning shareholders' equity and the calculation for 1994 was based on 10% of the excess of gross profits after a 15% return on beginning shareholders' equity.

<F2>      Includes net contributions to the Corporation's ESOP of $33,048 in 1996, $12,940 in 1995, and $12,847
          in 1994 for George A. Fait, and $10,906 in 1996, $5,872 in 1995 and $4,154 in 1994 for Paul J. Breitnauer.
          Additionally $2,250 was paid annually for each to the company's 401(k) Plan.

<F3>      Adjusted for December 31, 1996 three-for-two stock split effected as a fifty percent stock dividend.

                                OPTION'S/SARS EXERCISED IN LAST FISCAL YEAR

          The following table contains information for the Executives Officers listed below concerning the exercise of options during 1996 and the value of unexercised options at year-end for the
          Corporation's common stock.
                       Aggregated Options Exercised in Last Fiscal Year and FY-End Option Values

                                                            Number of            Value of
                      Options                              Unexercised         Unexercised
                      Acquired on          Value            Options at          Options at
                      Exercise            Realized           12/31/96          at 12/31/96
Name                  (# Shares)           ($)<F1>          (# Shares)           ($)<F1>
George A. Fait         -0-                  $-0-             146,325           $1,046,223
Paul J. Breitnauer     1,237                 8,845             5,212             $ 37,265

<F1>      Based on 12-31-96 market price of $20.50 less base cost of $13.35 per share.

Compensation Committee Interlocks and Insider Participation

         The members of the Corporation's Executive Compensation Committee for 1996 were Messrs. George A. Fait, Michael J. Larson, and Reinhart H. Post-weiler.

         Mr. George A. Fait, Chairman of the Board and President of Capitol Transamerica Corporation serves as a Director of Bank One Wisconsin, N.A. and Mr. Michael J. Larson and Mr. Reinhart H. Postweiler serve as directors on the Boards of Capitol Transamerica Corporation and Bank One Wisconsin, N.A. and all serve on the Executive Compensation Committee of Capitol Transaerica Corporation.

Executive Compensation Committee Report

         The Executive Compensation Committee of the Board is composed of two independent outside directors and Mr. George A. Fait, Chairman of the Board and President of the Company. The Committee is responsible for setting and administering the annual compensation of the Chairman of the Board and all other officers of the Company. In 1996 the Committee established a base sal-ary of $350,000 for the Chairman of the Board with a bonus based on 5% of the excess of gross profits after a 10% return on beginning shareholders' equity. This plan was confirmed and continued by the Executive Compensation Committee for the calendar year 1997.

                                  Executive Compensation Committee
                 George A. Fait, Michael J. Larson, Reinhart H. Postweiler

Comparison of Ten Year Cumulative Total Return

          The following graph demonstrates a ten year comparison of cumulative total return for Capitol Transamerica
Corporation, the Standard & Poor's 500 Index and Firemark Insurance Index (Property & Casualty Commercial Peer
Group).

                 1986     1987     1988     1989     1990     1991     1992     1993     1994     1995     1996
CATA              100      190      234      408      475     1151       913     1074     1085     1478     2285

S&P 500           100      105      123      161      156      204       220      242      245      337      414

Industry<F1>      100       93       96      108       99      117       135      136      129      166      202

<F1>      Firemark Insurance Index

                                         COMPENSATION PLANS

Stock Option Plans

         Capitol Transamerica Corporation has a stock option plan which was adopted by the Board of Directors at the January 14, 1993 meeting and ratified by the shareholders at the 1993 annual shareholders meeting. This plan re-placed the 1981 Incentive Stock Option Plan. The purpose of the Plan is to induce Employees to remain in the employ of the Company or its subsidiaries, to attract and retain qualified non-employee directors and to encourage em-ployees, key persons and non-employee directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of the Comp-any believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

         The table below summarizes certain information with respect to the Company's stock option plans and sets forth all options exercised during the period January 1, 1996 through May 14, 1997 adjusted for the December 31,
1996 three-for-two stock split effected as a fifty percent stock dividend:
                         Options Awarded     Options Exercised    Options Exercised       Options    Options Available
                        1-1-96 to 12-31-96  1-1-96 to 12-31-96    1-1-97 to 3-14-97     Outstanding      For Award
1981 Incentive Plan             -0-                 21,804                6,943               37,138        -0-
1993 Stock Option Plan         132,150              14,355               40,007              268,332        770,665

         All options under the Stock Option Plans were issued at 100% or 110% of the fair market value on the date of grant. The market value on March 14, 1997 of the common stock of CTC was quoted in the over-the-counter quotations of the National Association of Securities Dealers at $21.50 bid and $22.50 ask. There are currently 100 employees, directors and executive officers that hold Stock Options.

Employee Stock Ownership Plan

         An ESOP was adopted in 1988 for the purpose of inducing employees to remain in the employ of the Company, to attract new employees and to provide such employees the opportunity to participate in the ownership of the Corpora-tion. All present and future employees of the Company and its subsidiaries are eligible to participate in accordance with the terms of the Plan. Pre-sently there are 94,660 shares of the company stock in the Plan which have been allocated to those employees who are eligible to participate. There are currently 121 participants in the Plan. The market value of the Plan at March 14, 1997 was $2,082,520.


Employee 401(k) Savings Plan

         The Company has an Employer sponsored 401(k) Plan for all employees who have been employed by the Company for 12 consecutive months. The company contributes an amount equal to 150% of each participants eligible contribution for the plan year that does not exceed 6% of compensation and shall be no greater than $1,500 for each employee. The employer contributes a maximum of $2,250 for a maximum combined total of $3,750 for each plan year. The employee may contribute non-matching funds not to exceed 10% of gross annual salary. Both the individual participants contribution and the Company's contribution are non-forfeitable, with no reversion to the Company. Currently there are 124 participants in the Plan.

       COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (SEC) and the NASDAQ Stock Exchange. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with in 1996.

               PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS

         The independent public accountants selected by the Board for the Company's fiscal year ending December 31, 1997 are Ernst & Young LLP, who also served in that capacity for the fiscal year ended December 31, 1996. A repre-sentative of the firm is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement they wish and to answer appro-priate questions regarding the Company's financial statements.

                          SHAREHOLDERS PROPOSALS

         The Corporation has not received any shareholder proposals to be considered for presentation at the 1997 Annual Meeting of Shareholders. If a shareholder desires to present a proposal for inclusion in next year's Proxy Statement and to present such proposal at the 1998 Annual Meeting of the Share-holders of Capitol Transamerica Corporation, the shareholder must submit such proposal in writing to Capitol Transamerica Corporation, 4610 University Avenue, Madison, Wisconsin 53705, Attention: Secretary, not later than December 31, 1997.

                               OTHER BUSINESS

         The meeting is being held for the purposes set forth in the Notice accompanying this Proxy Statement. The Board of Directors of the Company does not know of any other matters which may be presented at the meeting. In the event that any matters other than those referred to in the accompanying Notice properly come before the meeting or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the person acting by authorization of these proxies.

                                            CAPITOL TRANSAMERICA CORPORATION


                                                    Virgiline M. Schulte
April 4, 1997                                       Corporate Secretary


                             CAPITOL TRANSAMERICA CORPORATION
                         4610 UNIVERSITY AVE., MADISON, WI 53705

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints George A. Fait as proxy, and Virgiline
M. Schulte as the alternative proxy, with power of substitution to vote as indi-cated below, all shares of stock of Capitol Transamerica Corporation of record in the name of the undersigned at the close of business on March 14, 1997 at the Annual Meeting of Shareholders of the Corporation to be held May 5, 1997, and any adjournments or postponements thereof.

1. ELECTION OF DIRECTORS - Class of 2000 - George A. Fait and Kenneth P.Urso.


    FOR all nominees listed above                 WITHHOLD AUTHORITY
     (except as indicated to the contrary)         for all nominees listed above

         (INSTRUCTION: To withhold authority to vote for any such nominees, write the nominee's name in the space provided below.)

2. The proposal to approve the appointment of Ernst & Young LLP as the Company's independent auditors for 1997.
                   FOR                  AGAINST               ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business and matters that may properly come before the meeting.

                         Please sign and date on the reverse side.

PROXY NO.                    CONTINUED FROM REVERSE SIDE           NO. OF SHARES


         This proxy when properly executed will be voted in the manner directed herein by the undersigned and shareholder. In the absence of specific direction, it will be voted in the affirmative for all matters to come before the meeting.

Dated,                      , 1997




                               Stockholder(s) Sign Here

                               Please sign exactly as name(s) appear hereon, giving your full title if signing as attorney, executor, administrator, trustee, guardian, etc. If shares are held jointly, each joint owner should sign. If a corporation, please sign in full corporate name, by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

         PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE